UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Rowan Companies, Inc.

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March 15, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:
           You are invited to attend the 2006 Annual Meeting of Stockholders of Rowan Companies, Inc. on Friday, April 28, 2006, at 9:00 a.m., Central time, in the Williams Auditorium located on Level 2 of the Williams Tower, 2800 Post Oak Boulevard, Houston, Texas.
           At the meeting, you will be asked to:

•	Elect two Class III Directors;

•	Ratify the appointment of our independent auditors; and

•	Conduct other business as may properly come before the meeting.
           Stockholders of record on March 1, 2006 may vote at the meeting. Each share entitles the holder to one vote. You may vote by attending the meeting in person, by completing the enclosed proxy card, or by telephone or over the internet using the instructions on the enclosed proxy card. For specific voting information, see page 1 of the enclosed proxy statement.
           Even if you plan to attend the meeting, please vote your shares by internet, telephone or proxy card. Your vote is important.
Sincerely,

D. F. McNease	Melanie M. Trent
Chairman	Secretary

ROWAN COMPANIES, INC.

2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
(713) 621-7800

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Rowan Companies, Inc. for the 2006 Annual Meeting of Stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we refer to Rowan Companies, Inc. as “Rowan,” “the Company,” “we,” “our” or “us.”
We intend to mail this proxy statement to stockholders starting on or about March 20, 2006.

Who may vote
Only stockholders of record on March 1, 2006 may vote at the meeting.
If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, to give your voting instructions on the internet or by telephone or to vote in person at the meeting.
If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote to the extent provided in the instructions that accompany your proxy materials.
If you hold your shares indirectly in one of our 401(k) plans, you have the right to direct the trustee of that plan how to vote as described on your proxy card.

How to vote
You may vote either in person at the Annual Meeting or by proxy whether or not you attend the meeting. To vote by proxy, you must either:

o	Complete the enclosed proxy card, sign it and return it in the enclosed postage-paid envelope;
o	Vote by telephone by following the instructions on the enclosed proxy card; or
o	Vote over the internet by following the instructions on the enclosed proxy card.
Giving us your proxy means you authorize the persons appointed as proxies to vote your shares at the meeting in the manner that you have indicated. You may vote for both, either or neither of our director nominees. You may vote for or against the ratification of the appointment of our independent auditors. You may also abstain from voting. If you sign and return the enclosed proxy card but do not indicate your vote, the appointed proxies will vote your shares in favor of our director nominees and for the ratification of the appointment of our independent auditors.

How we solicit proxies
In addition to this mailing, Rowan employees may solicit your proxy personally, electronically or by telephone. Rowan will pay all costs of solicitation and has retained D. F. King & Co., Inc. to assist with the solicitation at an estimated cost of $8,000, plus reasonable expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

Revoking a proxy
You may revoke your proxy by submitting a new proxy with a later date, including a proxy given via the internet or telephone or by notifying our Secretary by mail in writing before the meeting. If you attend the meeting in person, you may request that your previously submitted proxy not be used.

Quorum
We must have a quorum to be able to carry on the business of the meeting. We will have a quorum if the holders of a majority of the shares entitled to vote are represented at the meeting, either by proxy or in person. On the record date, there were 109,975,782 shares of our common stock outstanding. Each share is entitled to one vote on the matters to be presented at the meeting.

Votes needed
The nominees for Class III Director who receive the most votes will be elected to fill the available seats on the Board.
Ratification of the appointment of our independent auditors requires the favorable vote of a majority of the votes cast.
Only votes cast for or against are counted in determining the voting outcome. Abstentions and broker non-votes are counted for quorum purposes, but not for voting purposes. Broker non-votes occur when a broker returns a proxy, but does not have the authority to vote on a particular matter.

Other business
We are not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the appointed proxies unless you indicate otherwise on your proxy card.

ELECTION OF DIRECTORS

Our Board of Directors has three classes:

o	Class I has four directors;
o	Class II has three directors; and
o	Class III has two directors.
Each class of directors is elected for a three-year term, and the current terms will expire on the date of our annual meeting, as follows:

o	Class I 2007
o	Class II 2008
o	Class III 2009
Two Class III directors are to be elected at this meeting, Messrs. Frederick R. Lausen and John R. Huff. Mr. Lausen is an incumbent Class III director of the Company and Mr. Huff is a new nominee for our Board. Both candidates were nominated by the Nominating and Corporate Governance Committee of the Board of Directors, and the full Board concurred with those nominations.
Mr. C. R. Palmer, currently a Class III director, will retire from the Board effective as of the meeting date. The Board expresses its gratitude to Mr. Palmer for his valuable and devoted service as former Chairman and Chief Executive Officer and as a Director of the Company. Mr. Palmer has been given the honorary title of Chairman Emeritus for life. The vacancy from Mr. Palmer’s retirement is being filled with the nomination of Mr. Huff.
If a director nominee becomes unavailable to serve prior to the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Our Nominees

John R. Huff Age 60 Class III	Director and Chief Executive Officer of Oceaneering International, Inc. since 1986 and Chairman since 1990. Oceaneering provides engineered services and hardware to customers operating in marine, space and other harsh environments. He also serves on the boards of BJ Services Company and Suncor Energy, Inc.

Frederick R. Lausen Age 68 Director since 2000 Class III	Formerly Vice President of Davis Petroleum, Inc., an oil and gas exploration and production company; retired in 2002.
The Board recommends that you vote FOR each of these two nominees.

Our Continuing Directors

R. G. Croyle Age 63 Director since 1998 Class II	Vice Chairman of the Board and Chief Administrative Officer of the Company since August 2002; Executive Vice President of the Company from 1993 to 2002.

D. F. McNease Age 54 Director since 1998 Class II	Chairman of the Board of the Company since May 2004; Chief Executive Officer of the Company since May 2003; President of the Company since August 2002; Executive Vice President of the Company and President of its drilling subsidiaries from 1999 to 2002.

Lord Moynihan Age 50 Director since 1996	Executive Chairman of Clipper Windpower Europe Ltd. (wind turbine technology company). He also serves on the boards of Clipper Windpower plc, Ocean Power Delivery Ltd. (as the non-executive Chairman) and the British Olympic Association (as Chairman). He is Senior Partner of London-based CMA, an energy advisory firm since 1993 and a member of the British House of Lords since 1997.

William T. Fox III Age 60 Director since 2001 Class I	Formerly Managing Director responsible for corporate banking for global energy and mining businesses of Citigroup from 1994 to 2003; retired in 2003.

Sir Graham Hearne Age 68 Director since 2004 Class I	Formerly Chairman of Enterprise Oil plc, an oil and gas exploration and production company, from 1991 to 2002 and Chief Executive Officer from 1984 to 1991; retired in 2002. He also serves on the boards of Gallaher Group plc and Braemer Seascope plc.

H. E. Lentz Age 61 Director since 1990 Class I	Formerly Managing Director of Lehman Brothers Inc., an investment banking firm, from 1993 to 2002; consultant to Lehman in 2003 and advisory Director since 2004. He also serves on the boards of Peabody Energy Corp. and CARBO Ceramics, Inc.

P. Dexter Peacock Age 64 Director since 2004 Class I	Formerly Managing Partner of Andrews Kurth LLP, a law firm; of Counsel to Andrews Kurth since 1997. He also serves on the board of Cabot Oil & Gas Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

The table below shows the members of the committees of our Board of Directors, the principal function of each committee and how often such committees met in 2005. The charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are available on our website at www.rowancompanies.com, together with our corporate governance guidelines and the code of business conduct and ethics (also available in print upon request of a stockholder).

		Nominating &			Health,
		Corporate			Safety &
	Audit	Governance	Compensation	Executive	Environment

R. G. Croyle					Member

William T. Fox III	Chairman	Member		Member

Sir Graham Hearne			Member		Member

Frederick R. Lausen	Member	Member			Member

H. E. Lentz		Chairman	Member	Member

D. F. McNease				Member	Member

Lord Moynihan		Member		Member	Chairman

C. R. Palmer				Chairman

P. Dexter Peacock	Member		Chairman	Member	Member

2005 meetings	11	4	9	1	4

The Audit Committee has those responsibilities described in the Audit Committee Report on page 10 and in the Audit Committee’s Charter attached as Appendix A.
The Nominating and Corporate Governance Committee generally identifies qualified board candidates and develops and recommends to the Board of Directors our corporate goverance principles. As described under “Director Nominations” on pages 18, the Committee will consider for election to the Board qualified nominees recommended by stockholders.
The Compensation Committee recommends to the Board of Directors the compensation to be paid to our chief executive and other officers. The Committee administers our debenture, stock option and long-term and short-term incentive plans. See the Committee’s report on pages 7-9.
The Executive Committee has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company, except for certain qualifications noted in the Company’s Bylaws.
The Health, Safety and Environment Committee reviews our performance and policies with respect to health, safety and environmental matters and makes recommendations to the Board regarding such matters.

DIRECTOR COMPENSATION AND ATTENDANCE

Depending on participation on committees and attendance at meetings, our non-employee directors receive the compensation shown below, plus reimbursement for reasonable travel expenses. Mr. McNease and Mr. Croyle are employees of the Company and receive no additional compensation for serving as directors.

			Telephonic
	Retainer	Meeting Fee	Meeting Fee

Board of Directors	$40,000	$2,000	$1,000
Audit Committee	15,000 (Chair only)	3,000	1,000
Other Committee	10,000 (Chair only)	2,000	1,000
In 2005, our non-employee directors earned the following aggregate cash compensation (including retainer and meeting fees):

	Board service	Committee service	Total

William T. Fox III	$57,000	$46,000	$103,000
Sir Graham Hearne	57,000	26,000	83,000
Frederick R. Lausen	57,000	39,000	96,000
H. E. Lentz	55,000	29,000	84,000
Lord Moynihan	56,000	24,000	80,000
C. R. Palmer	56,000	12,000	68,000
P. Dexter Peacock	56,000	56,000	112,000
In 2005, each non-employee director received a grant of 2,700 restricted stock units under the 2005 Rowan Companies, Inc. Long-Term Incentive Plan (the “LTIP”).
Directors are expected to meet their responsibilities by attending at least 75% of scheduled meetings of the Board and the committees on which they serve. The Board of Directors held 10 meetings in 2005 and each director attended at least nine meetings. The Board regularly meets in executive session and the presiding director is rotated among the independent directors. Directors are strongly encouraged to attend our annual meetings. All of our directors other than Mr. Lentz were able to attend our 2005 meeting.

DIRECTOR AND OFFICER STOCK OWNERSHIP

As of February 28, 2006, our directors and officers collectively owned 3,796,370 shares, or 3.5%, of our outstanding common stock, including shares that they could acquire through April 29, 2006 by the exercise of stock options or the conversion of subordinated debentures. Mr. Palmer, who owns approximately 2.1% of our common stock (including shares he could acquire through April 29, 2006) is the only director or officer who owns more than 1% of our outstanding shares.
The following table sets forth the number of shares of our stock owned by each director; the five most highly compensated executive officers of the Company (the “Named Executive Officers”) and all directors and executive officers as a group. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below.

					Shares Acquirable within 60 Days(3)

				Debentures (Series and Conversion Price)
	Shares									Total
	Beneficially		401(k)		Series A	Series B	Series C	Series D	Series E	Beneficial
Name	Owned(1)		Plan(2)	Options(3)	$29.75	$14.06	$28.25	$32.00	$13.12	Ownership(1)

Directors and Nominee:
R. G. Croyle	16,000			249,272	16,807	35,556	35,009			352,644
William T. Fox III	6,700			14,000						20,700
Sir Graham Hearne	3,700			10,000						13,700
John R. Huff	5,000									5,000
Frederick R. Lausen	22,700	(4)		12,000						34,700
H. E. Lentz	38,900	(5)		12,000						50,900
D. F. McNease	3,243		9,666	258,750	16,807		35,009			323,475
Lord Moynihan	9,700			12,000						21,700
C. R. Palmer	1,033,532	(6)	10,163	393,944	84,034	177,077	180,000	300,000	91,006	2,269,756
P. Dexter Peacock	6,200			3,500						9,700
Other Named Officers:
Paul L. Kelly	28,050			43,300	10,084		20,000			101,434
Mark A. Keller	22,500		4,130	90,760						117,390
John L. Buvens	7,350			76,830						84,180
All Directors and Executive Officers as a Group (19 Persons)	1,333,882		38,944	1,370,738	137,816	233,966	290,018	300,000	91,006	3,796,370

(1)	Includes 5,700 restricted stock units for each of Messrs. Fox, Lausen, Lentz, Palmer and Lord Moynihan. Includes 2,700 restricted stock units for each of Mr. Peacock and Sir Graham Hearne. Such units are fully vested and may be converted to cash or stock upon a director’s termination of service on the Board.

(2)	Reflects shares of our stock allocated to participants in the Rowan Companies, Inc. Savings and Investment Plan. The Plan participants have sole voting power and limited dispositive power over such shares.

(3)	Includes shares of our stock that may be acquired through April 29, 2006 through the exercise of options and the conversion of floating rate subordinated convertible debentures.

(4)	Mr. Lausen’s shares are owned jointly with his wife.

(5)	Includes 200 shares held in the names of Mr. Lentz’s two children with respect to which Mr. Lentz’s wife serves as custodian. Mr. Lentz disclaims beneficial ownership of such shares. Mr. Lentz’s shares are owned jointly with his wife.

(6)	Mr. Palmer will retire from the Board as of the meeting date. Includes 33,132 shares held in a charitable foundation for which Mr. Palmer is one of three trustees. Mr. Palmer has no pecuniary interest in such shares and disclaims beneficial ownership of such shares. Also included are 1,680 shares owned by Mr. Palmer’s wife. Mr. Palmer disclaims beneficial ownership of such shares.

Stock Ownership Guidelines
We believe it is important for our executives to build and maintain a significant personal investment in our common stock. In January 2006, the Board approved the following stock ownership guidelines for the top officers of the Company:

• Five times base salary	Chief Executive Officer
• Three times base salary	Top five executive officers
To facilitate implementation of these guidelines, an officer will be required to retain 35% of “available shares” received pursuant to equity grants (including outstanding and future restricted stock or performance awards and future stock option grants) until his or her ownership guideline is met, at which time the retention level is reduced to 15%. The retention requirement does not apply once an officer reaches 200% of the applicable ownership guideline or upon the age of 60. “Available shares” are shares remaining after payment of taxes, fees, commissions and exercise price payments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In accordance with its charter, the Compensation Committee of the Board of Directors consists of three directors who are elected for one-year terms. Each of the members of the Committee have been determined by the Board of Directors to be “independent” under the standards of the NYSE, are “non-employee directors” for purposes of Section 16 of the Exchange Act and are “outside directors,” as defined in Section 162(m) of the Internal Revenue Code. In 2005, the Committee members were Mr. Peacock (Chairman), Mr. Lentz and Sir Graham Hearne.

Compensation Committee Responsibilities
The Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities to the stockholders and specifically handles the following items:

o	CEO Compensation: approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of such goals and objectives, and either as a committee or with other independent directors, determines and approves the CEO’s compensation level based on the Committee’s evaluation.
o	Non-CEO Compensation: makes recommendations to the Board regarding compensation of officers other than the CEO, including any awards under short-term cash incentive compensation plans and long-term equity-based incentive compensation plans.
o	Board Member Compensation: provides advice and recommendations regarding compensation of members of the Board including the chairmen of the committees.
o	Compensation Committee Report: produces a report on executive compensation for inclusion in the proxy statement.
The Committee is responsible for hiring and utilizing outside compensation consultants to provide independent assessments of the Company’s competitive markets and to assist in the review and provide a sounding board for the determination of the appropriate types and levels of compensation and benefits to the company’s executive officers. The Committee meets periodically without management and it reports periodically to the Board of Directors with its recommendations. The Committee also conducts an annual self evaluation of its performance against responsibilities outlined in the committee charter.

Executive Compensation Philosophy
The Committee’s philosophy is to compensate our executives for short-term and long-term performance and to retain and motivate employees whose performance contributes to our goal of maximizing stockholder value. Our compensation policies attempt to align our executives’ interests with those of our stockholders. The Committee makes compensation decisions after reviewing recommendations prepared by the Chief Executive Officer (which do not include recommendations regarding his own compensation), with the assistance of independent compensation consultants.
The Committee considers several factors in establishing compensation for an executive officer, including:

o	Individual achievements and performance, including:

o	Innovation and success in increasing return on assets,
o	Response to market conditions,
o	Positioning the Company for long term growth,
o	Achievement of goals established by the Board of Directors,
o	Integrity, loyalty and competence in areas of responsibility,

o	Company performance compared to our peers, and
o	Total stockholder return compared to prior years and that of our peers.
An executive’s compensation typically consists of salary, bonus and long-term incentive compensation. The balance among these components is established annually by the Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Committee reviews each component against both historical market performance statistics and recent as well as anticipated trends in compensation. The Committee currently intends to continue basing a substantial part of executive compensation on objective, performance-based criteria and total stockholder return relative to the Company’s peers. The components of executive compensation are detailed below.
Salary: The base salaries for executive officers are reviewed annually by the Committee. In its analysis, the Committee refers to competitive company information provided by compensation consultants. The Committee’s evaluation of the executive’s performance against the criteria identified above determines whether annual adjustments are made.
Short-Term Incentive Compensation: Executive officers participate in two integrated short-term incentive compensation plans: a broad-based profit sharing plan and a targeted bonus plan. Any awards under the bonus plan are only made after the profit sharing plan has been fully funded, and bonus plan awards to individual employees are first reduced by profit sharing plan payouts. The 2005 performance goals under those plans were based on the results of the Company’s drilling operations, specifically, the percentage of EBITDA return on revenues in excess of a minimum threshold (with respect to the profit sharing plan) and EBITDA relative to budget (with respect to the bonus plan). Each participant in the bonus plan has an aggregate incentive target that is a percentage of base salary. The amount of the aggregate payment under the bonus plan could range from zero to 200% of the incentive target, depending upon the extent to which the performance goals are met or exceeded. For 2005, the aggregate amount paid under the bonus plan was 200% of the incentive target. Between 60 — 75% of any aggregate payment under the bonus plan is determined using the EBITDA goals, and the remaining 25 — 40% is discretionary.
Long-Term Incentive Compensation: Prior to 2004, long-term incentive compensation consisted of stock options, some of which were granted at a discount to market value, and in earlier years, grants of convertible debentures. In 2004, the Committee reduced the number of stock options granted and established the broad based profit sharing plan and the bonus plan described above. In 2005, based on market analysis and current tax law, the Committee approved a substantial change in our long-term incentive compensation philosophy and began using a combination of restricted stock, performance units and fair market value stock options.
In 2005, the long-term compensation value awarded to the Named Executive Officers was determined by the Committee with reference to the officer’s salary, contributions made to the Company, and certain peer compensation information provided by compensation consultants. That award was composed of 30% stock options, 40% performance shares and 30% restricted stock.

o	Stock Options: vest in equal installments over a four-year period, with an exercise price equal to the mean of the high and low sales prices on the trading day immediately preceding the date of grant.
o	Performance Awards: are based on a performance period of three years and payout is contingent upon the Company’s total stockholder return over the performance period, relative to a peer group of public companies. Performance shares awarded to the Named Executive Officers can range from zero to 200% of a predetermined target, with the maximum awards for the Named Executive Officers ranging from 8,400 shares to 62,800 shares for Mr. McNease.
o	Restricted Stock: vests in equal installments over a four-year period. Dividends accrue from the date of grant and are paid at the time of vesting.

Chief Executive Officer Compensation
The Committee determined Mr. McNease’s compensation in accordance with the compensation principles and plans discussed in this report and the Committee’s charter, including a review of the Company’s competitive position, the Company’s response to market conditions and Mr. McNease’s significant contributions to the Company’s success.
Cash Compensation. In its April 2005 meeting, the Committee approved Mr. McNease’s 2005 base salary of $500,000 effective May 1, 2005. In granting this 11% salary increase, the Committee focused on the Company’s financial and operational performance and Mr. McNease’s contributions to the Company’s performance. The Committee also approved a target bonus of 70% of base salary with an opportunity to earn 200% of target based on corporate financial performance. In its May 2005 meeting, the Committee determined to have 30% of Mr. McNease’s 2005 bonus be discretionary, based on the performance of the Company’s manufacturing division. The Committee believes that the resulting total cash compensation (base salary plus annual bonus at target) is consistent with the market statistics for chief executive officers at similarly situated companies.
Long-term incentive compensation. In May 2005, the Committee determined that based, in part, on peer compensation information, Mr. McNease’s 2005 long-term incentive compensation award should be $1.5 million and consist of 30% stock options, 40% performance shares and 30% restricted stock. The value of the award was determined using the Black-Scholes option pricing model. The terms and conditions of those awards are the same as those for all participants in the program as described above.
Perquisites and Other Compensation. The Committee also reviewed perquisites and other compensation paid to Mr. McNease for 2005 and found them to be reasonable.

Limitation of Deductions
Section 162(m) of the Internal Revenue Code generally limits the deductibility of executive compensation paid to the Company’s Named Executive Officers to $1,000,000 per year for federal income tax purposes, but contains an exception for certain performance-based compensation. In making compensation decisions, the Committee considers the potential deductibility of proposed compensation to its executive officers and will continue to do so in the future. However, the Committee may elect to approve non-deductible compensation arrangements if the Committee believes that such arrangements are in the best interests of the Company and its stockholders.
The undersigned members of the Committee have submitted this report.

P. Dexter Peacock, Chairman
Sir Graham Hearne
H. E. Lentz

Date: March 15, 2006
The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee
Our Audit Committee members are all independent members of the Board of Directors: William T. Fox III (Chairman), Frederick R. Lausen and P. Dexter Peacock. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. Each of the members of the Audit Committee meets the independence requirements of the New York Stock Exchange currently in effect and is financially literate as such qualifications are interpreted by the Board of Directors in its business judgment.
The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the annual audit and the independence and performance of the Company’s independent auditors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm engaged to issue an audit report on the financial statements of the Company or to perform other audit, review or attest services for the Company. Management is responsible for the Company’s financial reporting process, including internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee the audit. However, the Audit Committee is not professionally engaged in the practice of accounting, auditing or evaluating auditor independence.
In this context, the Audit Committee held eleven meetings during 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, accounting personnel, the internal auditors and the Company’s independent auditors and to perform the responsibilities required by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The increase in the number of meetings from prior years was due to further work by the Company to comply with Section 404 of the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for the Year Ended December 31, 2005
The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements of the Company for the year ended December 31, 2005. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees.
The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board No. 1 regarding independence discussions with audit committees, and the Audit Committee has discussed with Deloitte & Touche its independence.
Based on the Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
In addition, the Audit Committee engaged the Deloitte & Touche LLP to conduct the audit of the Company’s financial statements for fiscal year 2006.
Submitted by:

William T. Fox III, Chairman
Frederick R. Lausen
P. Dexter Peacock

Date: March 15, 2006
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
The table below sets forth the fees paid to Deloitte & Touche LLP over the past two years. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has delegated to its Chairman the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees, provided that the Chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to the full Audit Committee at its next regular meeting.

Fees billed by Deloitte & Touche LLP in 2005 and 2004 were as follows:

	2005	2004

Audit fees(a)	$2,968,813	$1,757,027
Audit-related fees(b)	53,929	83,150
Tax fees(c)	110,388	87,546
All other fees	–	–

Total	$3,133,130	$1,927,723

(a) Consisted of:

•	Audit of the Company’s annual financial statements;
•	Reviews of the Company’s quarterly financial statements;
•	Statutory audits;
•	Comfort letters, consents and other services related to Securities and Exchange Commission matters; and
•	Attestation of management’s assessment of internal controls, as required by Section 404 of the Sarbanes-Oxley Act.

(b)	Consisted of employee benefit plan audits and agreed-upon procedures engagements.

(c)	Consisted of tax compliance and tax planning advice. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.

RATIFICATION OF INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP has been appointed as principal auditors for the Company for the year ending December 31, 2006. We are asking you to ratify that appointment.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Stockholders on April 28, 2006 and will be offered the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.
The Audit Committee recommends you vote FOR this proposal.

EXECUTIVE COMPENSATION TABLES

The following table sets forth the compensation of each of the Named Executive Officers for each of the last three years.

Summary Compensation Table

				Long-Term Compensation
				Awards

		Annual Compensation			Shares
Name and				Restricted	Underlying	All Other
Principal Position	Year	Salary (1)	Bonuses (2)	Stock (3)(4)	Options (5)	Compensation (6)

D. F. McNease	2005	$500,000	$507,500	$450,500	43,700	$23,916
Chairman, President	2004	450,000	324,272	1,491,000	135,000	22,424
and CEO	2003	450,000	250,000	–	300,000	14,947

R. G. Croyle	2005	400,000	354,900	240,700	23,300	10,897
Vice Chairman and	2004	370,000	219,964	745,500	67,500	16,250
CAO	2003	370,000	200,000	–	75,000	16,156

Paul L. Kelly (7)	2005	250,000	275,000	59,600	5,800	10,718
Senior Vice President -	2004	240,000	158,532	–	35,000	8,799
Special Projects	2003	240,000	50,000	–	–	8,011

John L. Buvens	2005	240,000	254,833	150,200	14,600	11,395
Senior Vice President -	2004	215,000	162,019	–	55,000	8,061
Legal	2003	215,000	75,000	–	10,050	15,247

Mark A. Keller	2005	235,000	249,333	150,200	14,600	13,454
Senior Vice President -	2004	210,000	138,716	–	55,000	15,140
Marketing	2003	210,000	75,000	–	10,050	20,542

(1)	Represents the annual salary rate for the Named Executive Officer approved by the Board of Directors effective May 1 of each year.

(2)	Represents the amount of cash bonus earned by the Named Executive Officer during the year 2005 under the profit sharing and bonus plans. The 2005 bonus amounts shown for Mr. McNease and Mr. Croyle are 70% of their total possible bonus and are paid as a function of the Company’s EBITDA. The remaining 30% of their possible bonus is discretionary and will be considered by the Board at its April 2006 meeting. For 2004 and 2003, reflects amounts paid for bonuses earned in those years.

(3)	Represents the value of restricted Rowan common stock issued to the Named Executive Officer under the LTIP, determined based upon the number of shares awarded multiplied by the last reported per share sales price of our common stock on the NYSE on the date of grant. As of December 31, 2005, the number and value of the aggregate restricted stock holdings were 80,400 shares ($2,865,456) for Mr. McNease, 40,900 shares ($1,457,676) for Mr. Croyle, 2,700 shares ($96,228) for Mr. Kelly, 6,800 shares ($242,352) for Mr. Buvens, and 6,800 shares ($242,352) for Mr. Keller. Dividends accrue on such shares and will be paid at time of vesting.

(4)	In addition to awards of restricted stock shown, the Named Executive Officers received performance awards in 2005, which are based on a three-year performance period. The actual number of performance shares that will be paid out at the end of the applicable period will range from zero to twice the officer’s target number of shares. Such amount cannot be determined because payout is contingent upon the Company’s total stockholder return over the performance period, relative to a peer group of public companies. Mr. Kelly’s performance award was forfeited upon his retirement on December 31, 2005.

	Estimated Future Payouts

Name	Target Shares	Maximum Shares

D. F. McNease	31,400	62,800
R. G. Croyle	16,700	33,400
John L. Buvens	10,500	21,000
Mark A. Keller	10,500	21,000

(5)	Represents shares of our common stock that may be acquired through the exercise of nonqualified stock options issued to the Named Executive Officer. The most recent grant was made on May 17, 2005, as set forth under “Option Grants in Last Fiscal Year” on page 13.

(6)	Represents our matching contribution on behalf of the Named Executive Officer to our 401(k) plan and the cost of other perquisites which, in the aggregate, did not have an incremental cost to Rowan greater than the lesser of $50,000 or 10% of the Named Executive Officer’s total annual salary and bonus as reported in this table.

(7)	Mr. Kelly retired from the Company as of December 31, 2005. Mr. Kelly will continue to perform certain consulting services for the Company in 2006 at a rate of $4,000 per month plus reasonable expenses.

Option Grants in Last Fiscal Year
The following table shows grants of stock options to the Named Executives Officers in 2005 under the LTIP. Those options vest in 25% increments over a four-year period with the options being 100% exercisable on the fourth anniversary of the date of grant. Vesting may accelerate under certain circumstances. All such options were outstanding at February 28, 2006.

					Potential Realizable
					Value at Assumed Annual
	Number of	Percentage			Rates of Stock Price
	Shares	of Total			Appreciation for Option
	Underlying	Options	Exercise		Term
	Options	Granted in	Price per	Expiration
Name	Granted	Fiscal 2005	Share	Date	5%	10%

D. F. McNease	43,700	28.9%	$24.98	5/17/2015	$686,518	$1,739,771
R. G. Croyle	23,300	15.5	24.98	5/17/2015	366,038	927,612
Paul L. Kelly	5,800	3.8	24.98	12/31/2010 (1)	91,117	230,908
John L. Buvens	14,600	9.7	24.98	5/17/2015	229,363	581,251
Mark A. Keller	14,600	9.7	24.98	5/17/2015	229,363	581,251

(1)	The vesting date of Mr. Kelly’s options was accelerated upon his retirement from the Company, to December 31, 2005. Options granted under the LTIP expire five years from the date of termination of employment.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The table below reflects the value of stock options exercised during 2005 and the value of outstanding options at year-end 2005 for each of the Named Executive Officers.

				Number of Shares Underlying		Value of Unexercised In-the-
		Closing		Unexercised Options at		Money Options at December 31,
	Shares	Price on		December 31, 2005		2005 (2)
	Acquired on	Exercise	Value
Name	Exercise	Date (1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

D. F. McNease	112,579	$26.72	$1,003,374	242,943	307,450	$2,921,507	$3,898,686
R. G. Croyle	15,000	30.33	226,200	213,647	123,925	2,873,508	1,530,363
Paul L. Kelly	5,000	27.51	39,452	43,300	–	387,503	–
	8,750	28.58	64,663
	12,650	35.63	214,139
John L. Buvens	7,350	34.52	144,986	72,823	62,550	1,388,933	780,920
	13,750	34.54	203,831
Mark A. Keller	5,000	29.72	143,600	86,573	62,550	1,666,249	780,920
	15,350	33.68	264,377

(1)	Based upon the last reported sales price of a share of our common stock on the NYSE on the date of exercise.

(2)	Represents the difference between the last reported sales price of a share of our common stock on the NYSE on December 30, 2005 ($35.64) and the per-share exercise prices for in-the-money options ($4.06, $6.19, $13.12, $18.25, $18.45, $19.63, $19.75, $21.19, $22.00, $24.98, $25.27 and $32.00) multiplied by the number of underlying shares.

Equity Compensation Plans
The following table provides information about our common stock that may be issued upon the exercise of options and rights or the conversion of debentures under all of our existing equity compensation plans as of December 31, 2005.

	Number of securities to	Weighted average	Number of
	be issued upon exercise	exercise price of	securities
	of outstanding options,	outstanding options,	available for
Plan category	warrants and rights	warrants and rights	future issuance

Equity compensation plans approved by security holders	4,643,223 (a)	$20.49 (a)	2,870,700 (b)
Equity compensation plans not approved by security holders	—	—	—
Total	4,643,223	$20.49	2,870,700

(a)	Includes the following equity compensation plans: the Restated 1988 Nonqualified Stock Option Plan, as amended, had options for 3,188,593 shares of common stock outstanding at December 31, 2005 with a weighted average exercise price of $18.48 per share; the 1998 Nonemployee Directors Stock Option Plan had options for 127,000 shares of common stock outstanding at December 31, 2005 with a weighted average exercise price of $23.03 per share; the 1998 Convertible Debenture Incentive Plan, as amended, had $29.2 million of employee debentures outstanding at December 31, 2005, convertible into 1,176,830 shares of common stock at a weighted average conversion price of $27.17 per share and the LTIP had options for 150,800 shares of common stock outstanding at December 31, 2005 with an exercise price of $24.98 per share.

(b)	Amount reflects shares of common stock available for issuance under the LTIP. Amount (1) includes the issuance of 36,900 restricted stock units to our non-employee directors and (2) assumes the issuance of 99,500 shares in connection with outstanding performance awards, under which anywhere from 0 to 199,000 shares may be issued in May 2008 depending upon the Company’s total stockholder return (as defined) over the three-year period then ended.

Pension Plans
All Rowan employees (including executive officers but excluding non-U.S. citizens) who have completed the requisite service are eligible to participate in one of two non-contributory, defined benefit pension plans. Benefits under the drilling employees’ plan generally begin at age 60 and are based upon the employee’s number of years of credited service and his average annual compensation during the highest five consecutive years of his final ten years of service. Compensation includes salary but excludes bonuses. The manufacturing employees’ plan is substantially similar to the drilling employees plan except that benefits begin at age 65 and are subject to reduction for Social Security benefits. As of January 1, 2006, Rowan had approximately 3,400 active employees eligible to participate in its pension plans.
Rowan also sponsors pension restoration plans, which essentially replace any retirement income that is lost because of Internal Revenue Code limitations on annual benefits or the compensation level on which they are based. Both pension restoration plans are unfunded and benefits thereunder are paid directly by Rowan. Currently, the plans have seven participants, including each of the Named Executive Officers other than Mr. Keller.
The following table illustrates, for representative average earnings and years of credited service levels, the maximum annual retirement benefits payable to eligible drilling employees, including each of the Named Executive Officers.

Pension Plan Table (1)

	Years of Service (2)

Base Salary	15	20	25	30	35

150,000	$39,375	$52,500	$65,625	$78,750	$91,875
200,000	52,500	70,000	87,500	105,000	122,500
250,000	65,625	87,500	109,375	131,250	153,125
300,000	78,750	105,000	131,250	157,500	183,750
400,000	105,000	140,000	175,000	210,000	245,000
500,000	131,250	175,000	218,750	262,500	306,250
600,000	157,500	210,000	262,500	315,000	367,500

(1)	The benefits payable under the drilling employees’ pension plan as reflected in the table are not subject to reduction for Social Security benefits or other offset amounts.

(2)	As of December 31, 2005, the Named Executive Officers were credited with years of service under Rowan’s pension and pension restoration plans as follows:

Years of
Name	Service

D. F. McNease	31
R. G. Croyle	32
Paul L. Kelly	23
John L. Buvens	25
Mark A. Keller	13

STOCK PERFORMANCE GRAPH

The line graph below compares the yearly and cumulative percentage changes in each of the Company’s Common Stock, the Standard & Poor’s Composite 500 Stock Index, and the Dow Jones U.S. Oil Equipment and Services Index, for the five-year period ended December 31, 2005.
Comparison of Five-Year Cumulative Total Return*
Rowan Common Stock, S&P 500 Index & Dow Jones U.S. Oil Equipment
and Services Index (DJO573)
(Assumes $100 Invested on December 31, 2000)
Fiscal Year Ended December 31
*Total return assumes reinvestment of dividends

	2000	2001	2002	2001	2004	2005

Rowan	100	72	85	87	97	136

S&P 500	100	88	69	88	98	103

DJ OIE	100	69	63	73	98	149

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To our knowledge, no person owned more than 5% of our outstanding shares of common stock at February 28, 2006, except as set forth in the following table.

	Voting Power		Investment Power
						Percent of
Name and Address	Sole	Shared	Sole	Shared	Total	Class

Merrill Lynch & Co., Inc.(1)		6,691,192		6,691,192	6,691,192	6.12%
World Financial Center North Tower 250 Vesey Street New York, NY 10381
AXA Financial Inc.(2)	5,658,567	38,572	7,896,462	15,042	7,911,504	7.2%
1290 Avenue Of The Americas New York, NY 10104

(1)	From the joint Schedule 13G filed by Merrill Lynch & Co. on behalf of Merrill Lynch Investment Managers. Such schedule indicates that the filer disclaims beneficial ownership of the shares.

(2)	From the joint Schedule 13G filed by AXA Assurances I.A.R.D. Mutuelle on behalf of AXA Financial, Inc., AXA Assurances Vie Mutuelle and AXA.

ADDITIONAL INFORMATION

Certain Transactions
In previous years, certain officers of the Company issued promissory notes in favor of Rowan in connection with their purchases from Rowan of one or more series of Floating Rate Subordinated Convertible Debentures. The promissory notes bear interest at the same rate as the debentures, prime + .5%, and mature at various dates from 2008-2011. The promissory notes are secured by a pledge of the debentures purchased and contain provisions for set-off, effectively protecting the Company from any credit risk since the face amount of the debentures are equal to the amount of the notes. All such promissory notes pre-dated enactment of the Sarbanes-Oxley Act of 2002. The largest amounts of such promissory notes outstanding during 2005 and the amounts outstanding at December 31, 2005 were as follows:

			Outstanding
	Largest		at
	Amount		December 31,
	Outstanding		2005

C. R. Palmer	$20,879,000(a	)	$20,879,000
D. F. McNease	1,989,000(a	)	1,489,000
R. G. Croyle	1,989,000(a	)	1,989,000
D. C. Eckermann	1,165,000(b	)	1,165,000
P.L. Kelly	865,000(b	)	865,000

(a)	Issued in connection with both 1986 Plan and 1998 Plan debentures

(b)	Issued in connection with 1998 Plan debentures
On May 1, 2003, Mr. Palmer retired after more than 31 years as the Company’s Chief Executive Officer. The Company continues to provide Mr. Palmer with office and administrative support, estimated to cost $100,000 annually, and limited personal use of or access to certain of Rowan’s facilities and equipment, including company aircraft, which had an incremental cost to the Company in 2005, net of reimbursements, of approximately $19,000. In addition, the Company incurred approximately $532,000 of expense in 2005 related to Mr. Palmer’s participation in one of the pension restoration plans.
In March 2006, the Board of Directors approved an agreement with Mr. Palmer that commences on the 2006 Annual Meeting date, terminates on April 27, 2011 and supersedes all prior arrangements. The 2006 agreement provides that the Company will reimburse Mr. Palmer for certain expenses relating to service on two industry organizations, continue to furnish Mr. Palmer with an administrative assistant (Mr. Palmer will reimburse the Company for 60% of the assistant’s salary), and permit Mr. Palmer to use one of the Company’s aircraft on an “if available” basis up to 20 flight hours per year. Mr. Palmer will reimburse the Company for estimated variable costs of such aircraft use.
During 2005, Rowan paid Andrews Kurth LLP, its outside counsel, approximately $923,000 in legal fees, which the Company believes reflected market rates for services rendered. Such fees were approved by the Board of Directors. Mr. P. Dexter Peacock, a Class I Director of the Company, is Of Counsel to Andrews Kurth, a designation that firm uses for former partners who have retired from the active practice of law. Mr. Peacock has no role in providing legal services to the Company, and his compensation from Andrews Kurth is not directly or indirectly affected by the fees that the Company pays to Andrews Kurth.
The Company employs certain individuals who are related to current members of the Board of Directors. Mr. John R. Palmer, the Company’s Regulatory Compliance Manager, received approximately $137,000 in compensation in 2005, including wages and proceeds from the exercise of stock options. Mr. Palmer joined the Company in 1984 and is the son of C. R. Palmer, who is retiring as Class III Director as of the meeting date. Mr. Michael D. Dubose, the Company’s North Sea Area Manager, received approximately $210,000 in salary and bonuses and $116,000 in proceeds from the exercise of stock options. In addition, as part of Mr. Dubose’s expatriate package, the Company pays certain additional local expenses for Mr. Dubose and his family of approximately $80,000. Mr. Dubose joined the Company in 1978 and is the brother-in-law of D. F. McNease, the Company’s Chairman, President and Chief Executive Officer.

Stockholder Proposals
If a stockholder submits a proposal at this meeting, it will not be considered timely and Rowan’s appointed proxies will have and intend to exercise discretionary voting authority with respect to such proposal. Any stockholder who wishes to submit a proposal for presentation at the 2007 Annual Meeting of Stockholders and for inclusion in the proxy statement and proxy card must forward such proposal to the Secretary of the Company, at the address indicated on page 19, so that the Secretary receives it no later than November 20, 2006.
Under our Bylaws, nominations for director must be received by the Secretary of the Company at the address indicated on page 19, no later than February 27, 2007, and must otherwise comply with our Bylaws. Currently, other stockholder proposals submitted for consideration at Rowan’s 2007 Annual Meeting (but not for inclusion in the proxy statement or proxy card) must be received by the Secretary of the Company at the address indicated on page 19 no later than January 31, 2007.

If such timely notice of a stockholder proposal is given but is not accompanied by a written statement in compliance with applicable securities laws, Rowan’s appointed proxies are authorized to exercise discretionary voting authority with respect to such proposal, as described under “Other Business” on page 1 of this proxy statement, if it is presented at the 2007 Annual Meeting.

Director Nominations
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors.
Stockholders may nominate candidates for election as directors if they follow the procedures and comply with the deadlines specified in our Bylaws, as may be amended from time to time. Stockholders may submit in writing recommendations for consideration by the Committee to Rowan’s Corporate Secretary at the address listed under “Questions?” on page 19.
Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the Committee to consider. The complete description of the requirements for stockholder nomination of director candidates is contained in the Bylaws.
Director nominees should have the highest professional and personal integrity, values and ethics, and must be committed to representing the interests of all stockholders of the Company. They must also have substantial experience at the policy-making level in business, government, technology, engineering, energy, finance, law or in other areas that are relevant to our business and operations. Director nominees must have sufficient time to carry out their duties effectively. They must have mature judgment developed through business experience and/or educational background and must meet criteria of independence and expertise that satisfy applicable New York Stock Exchange (NYSE) and legal regulations. Each individual nominee must have the potential to contribute to the effective functioning of the Board as a whole.
Evaluation of any stockholder recommendation is the responsibility of the Nominating and Corporate Governance Committee under its charter, which is posted on the Company’s website at www.rowancompanies.com. The Committee will evaluate a person recommended by a stockholder in the same manner as any other persons it considers, and reserves the right to request additional background and supporting information to evaluate any candidate nominated by a stockholder.
After reviewing the materials submitted by a stockholder, if the Committee believes that the person merits additional consideration, the Committee (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Committee would then determine whether to recommend to the Board of Directors that the Board nominate and recommend election of that person at the next annual meeting.
The number of other public company boards on which a director may serve shall be subject to a case-by-case review by the Committee, in order to ensure that each director is able to devote sufficient time to perform his or her duties as a director.
We have not required the services of third parties to identify potential nominees, although we reserve the right to retain a search firm in the future, if necessary.
As of February 22, 2006, we had not received any recommendations from stockholders for potential director candidates.

Director Independence
At least a majority of the directors of the Company must be independent directors, in accordance with the definition of “independence” under NYSE rules, and free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgment as a director of the Company. All members of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee must be independent directors.
The directors that the Board has determined to be independent are: Messrs. Fox, Lausen, Lentz and Peacock, Sir Graham Hearne and Lord Moynihan. The Board has determined that these directors meet the NYSE standards for independence and are also free from any material relationships that in the opinion of the Board would interfere with their exercise of independent judgment.
Under the rules of the NYSE, the Board has adopted categorical standards to assist in making determinations of the independence of directors and nominees for director. The Board, however, considers all material relationships with each director and all facts and circumstances it deems relevant in making its independence determinations. Under these standards adopted for 2006, the Board has determined that any of the following business relationships would not on its own prevent a director from being considered by the Board to be an independent director: if the director is a consultant or advisor to, or is employed by, affiliated or associated with, a law firm, investment bank, or lender to which the Company has made payments (other than any reimbursement or repayment of principal) during any of the preceding three fiscal years that do not exceed 2% of the annual gross revenues of the other entity.

Communications with Directors
Interested parties and stockholders may communicate with the Chairs of our Nominating and Corporate Governance, Audit, and Compensation committees or with our independent directors as a group by mail through Rowan’s Corporate Secretary at the address listed under “Questions?” below.
Communications to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the appropriate committee Chairman or to the identified director as soon as practicable.

Audit Committee Financial Expert
The Board of Directors has determined that William T. Fox III, a Class I director and the current Audit Committee Chair, is an “audit committee financial expert”, as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and has accounting or related financial management expertise.

Section 16(a) Beneficial Ownership Reporting Compliance
All of Rowan’s directors, executive officers and any greater than ten percent stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Rowan common stock and to furnish the Company with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2005, except for the inadvertent failure by each of Sir Graham Hearne, Ms. Lynda Aycock, Mr. Gregory M. Hatfield, Mr. Paul L. Kelly and Ms. Melanie Trent to make one filing on a timely basis and by Mr. David P. Russell to make two filings on a timely basis.

Form 10-K
The Company will furnish without charge to any person whose proxy is being solicited, upon written request of such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, including the financial statements and any financial statement schedules thereto. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). All requests for copies of such report and/or exhibit(s) should be directed to Ms. Melanie M. Trent, Corporate Secretary of the Company, at the Company’s principal address shown below.

Questions?
If you have any questions or need more information about the annual meeting, write to us at our principal executive offices:

Melanie M. Trent, Corporate Secretary
Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056-6127

Appendix A

AUDIT COMMITTEE CHARTER

1.	Organization
The Audit Committee shall consist of three or more directors as determined by the Board of Directors, each of whom shall be free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgment as a member of the Committee. Each member shall meet the independence and financial literacy requirements of the New York Stock Exchange. One member must have accounting or related financial management expertise, as interpreted by the Board. One or more members may be designated as an Audit Committee financial expert by the Board.
If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then in each case the Board must determine that simultaneous service on such other audit committees would not impair the effectiveness of the service of that director on the Company’s Audit Committee. The Board shall disclose any such determination in the Company’s annual proxy statement.
The members of the Committee shall be elected by the Board for a one-year term and may be re-elected for successive terms. One member of the Committee will be elected by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the Committee.

2.	Statement of Purpose and Authority
The Audit Committee shall assist the Board in fulfilling its oversight responsibilities to the shareholders to overview (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditor and (4) the performance of the Company’s internal audit function. The Committee shall prepare an Audit Committee report as required to be included in the Company’s annual proxy statement under the rules of the Securities and Exchange Commission.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company or performing other audit, review or attest services for the Company, and each such public accounting firm shall report directly to the Audit Committee. The Audit Committee shall have the sole authority to retain special legal, accounting or other consultants to advise the Committee and to approve the fees and other retention terms of these consultants.
The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose or to otherwise carry out its duties.

3.	Responsibilities and Procedures
In fulfilling its responsibilities to the Company’s Board of Directors and shareholders, the Audit Committee will have certain responsibilities and follow certain procedures, as described below. The timing and extent of specific steps to be taken within each such procedure is fully within the discretion of the Committee. Other responsibilities and procedures of the Audit Committee may be required from time to time by law, rules of the New York Stock Exchange, the Company’s Bylaws or the Board of Directors.
In fulfilling its responsibilities, the Audit Committee will:

•	Engage the independent auditor to audit the financial statements of the Company, which firm is ultimately accountable to the Audit Committee.

•	Review and approve the fees and other compensation to be paid to the independent auditor.

•	Review and discuss at least annually a written statement from the independent auditor detailing any and all relationships between the auditor and the Company that bear on the independence of the auditor, as well as the internal quality control procedures of the auditor, any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	Review with the independent auditor and financial managers of the Company the scope of the proposed audit for the current year.

•	Meet to review and discuss with management and the independent auditor the audited financial statements and quarterly financial statements and the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of

Appendix A

Operations” to be included or incorporated by reference in the Company’s annual and quarterly reports.

•	Review significant financial reporting issues and judgments highlighted by management and the independent auditor. Inquire whether the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any major issues identified by the independent auditor regarding the selection or application of accounting and auditing principles and estimates, or any changes therein.

•	Review the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	Review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments, including the effects of alternative GAAP methods on the financial statements.

•	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may address this information generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to address in advance each earnings release or instance when guidance is provided. The Committee should pay particular attention to any use of “pro forma” or “adjusted” non-GAAP information.

•	Following completion of the annual audit, review with management and the independent auditor any significant problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response. This review should include the responsibilities, budget and staffing of the internal audit function.

•	Review any significant disagreements identified by management and the independent auditor in connection with the preparation of the financial statements.

•	Review with the independent auditor and with financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of internal controls. Particular emphasis should be given to the adequacy of the internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review any special audit steps adopted in light of material control deficiencies or weaknesses.

•	Meet separately, periodically, with the internal auditors and with the independent auditor without members of management present. Among the items to be discussed in this meeting are the independent auditors’ evaluation of the competency of the Company’s financial and accounting personnel, the accounting and financial controls of the Company and the level of cooperation that the independent auditor received during the course of the audit.

•	Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, terminate the engagement of the independent auditor. This evaluation should include the review and evaluation of the lead partner of the independent auditor.

•	Determine that rotation requirements for partners of the independent auditor have been satisfied. Consider whether there should be rotation of the audit firm itself in order to assure continuing auditor independence.

•	Set clear hiring policies for employees or former employees of the independent auditor.

•	Review a summary of the programs and policies of the Company designed to monitor compliance with applicable laws and regulations.

•	Periodically review the Company’s Policy Statement and Conflict of Interest Guide. Review the exceptions and matters disclosed in the annual survey of employees in key positions.

•	Maintain procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

•	Establish procedures for reporting violations of the Company’s Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers and monitoring accountability for such Codes.

•	Review a summary of the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

•	Discuss guidelines and policies with respect to risk assessment and risk management. Inquire of the CFO, the internal auditor, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

Appendix A

•	Oversee and review the Company’s internal audit function.

•	Discuss any exceptions identified by the independent auditor resulting from their review of the Company’s quarterly reports on Form 10-Q.

•	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Conduct an annual self-evaluation of the performance of the Committee.

•	Report periodically to the full Board and review with the full board any issues regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

•	Prepare the report required to be included in the Company’s annual proxy statement under the rules of the Securities and Exchange Commission.
Although the Audit Committee has certain responsibilities and powers, as set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations or the Company’s Policy Statement and Conflict of Interest Guide. The Audit Committee shall be entitled to rely on management and the independent auditor in fulfilling its oversight and other responsibilities under this charter.

Proxy – Rowan Companies, Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on April 28, 2006
The undersigned hereby appoints D. F. McNease and Melanie M. Trent proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of stock of Rowan Companies, Inc. (“Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 28, 2006, or any adjournment or postponement thereof.
IF A CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.
(Continued and to be voted on reverse side.)

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              Rowan Companies, Inc.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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C 1234567890     J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — John R. Huff	☐	☐
02 — Frederick R. Lausen	☐	☐
B	Issue

		For	Against	Abstain
2.	The Board of Directors approves and recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2006.	☐	☐	☐
C	Authorization of discretion by Proxies

3.	Authorizing the proxies, in their discretion, to vote on any other matter properly coming before the meeting or any adjournment or postponement thereof.
D	Authorized signatures — sign here — This section must be completed for your instructions to be executed.
Please complete, sign and return this proxy promptly in the enclosed envelope. Sign exactly as the name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. When shares are held by joint tenants, both should sign. If the signature is for a corporation, please sign the full corporate name by an authorized officer. If the signature is for a partnership, please sign the full partnership name by an authorized person. If shares are registered in more than one name, all holders must sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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Proxy — Rowan Companies, Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on April 28, 2006
The undersigned hereby appoints D. F. McNease and Melanie M. Trent proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of stock of Rowan Companies, Inc. (“Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 28, 2006, or any adjournment or postponement thereof.
IF A CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.
(Continued and to be voted on reverse side.)
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote

•	Call toll free 1-866-731-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 28, 2006.
THANK YOU FOR VOTING

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              Rowan Companies, Inc.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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C 1234567890     J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0213456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors approves and recommends a vote FOR the listed nominees for Class III Director.

	For	Withhold
01 — John R. Huff	☐	☐
02 — Frederick R. Lausen	☐	☐
B	Issue

		For	Against	Abstain
2.	The Board of Directors approves and recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2006.	☐	☐	☐
C	Authorization of discretion by Proxies

3.	Authorizing the proxies, in their discretion, to vote on any other matter properly coming before the meeting or any adjournment or postponement thereof.
D	Authorized signatures — sign here — This section must be completed for your instructions to be executed.
Please complete, sign and return this proxy promptly in the enclosed envelope. Sign exactly as the name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. When shares are held by joint tenants, both should sign. If the signature is for a corporation, please sign the full corporate name by an authorized officer. If the signature is for a partnership, please sign the full partnership name by an authorized person. If shares are registered in more than one name, all holders must sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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